Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following is a list of EMC Corporation’s consolidated subsidiaries as of March 1, 2005. EMC owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director’s qualifying shares.

Name	State or Jurisdiction of Organization

6027270 Canada, Inc.	Canada

900 West Park Drive LLC	Delaware

Australian Outsourcing Pty Limited	Australia

Datagen, Inc.	Delaware

Data General Argentina S.A.	Argentina

Data General BVI, Ltd.	British Virgin Islands

Data General do Brasil Ltda.	Brazil

Data General Gesellschaft m.b.H.	Austria

Data General Hong Kong Limited	Hong Kong

Data General International, Inc.	Delaware

Data General Singapore Pte. Ltd.	Singapore

Dantz Development (UK) Limited	United Kingdom

EMC Dantz Development Europe	France

Documentum Canada Company	Canada (Nova Scotia)

Documentum Canada Holdings, Inc.	Delaware

Documentum Consultoria De Informatica do Brazil Ltd.	Brazil

Documentum F.S.C.	Barbados

Documentum GmbH	Germany

Documentum Iberia SL	Spain

Documentum International, Inc.	California

Documentum Ireland Holdings Limited	Barbados

Documentum Ireland Limited	Ireland

Documentum Italia S.r.l.	Italy

Documentum Mexico SA de CV	Mexico

Documentum Pte., Ltd.	Singapore

Documentum SARL	France

Documentum Software Europe Ltd.	United Kingdom

Dolphin Organisationsberatung und IT-Projekte GmbH	Germany

Eighty-First Patriot Pty Limited	Australia

EMC Belgian Development Group BVBA	Belgium

EMC (Benelux) B.V., S.a.r.l.	Luxembourg

EMC Chile S.A.	Chile

EMC Computer Storage Systems (Sales and Services) Ltd.	Israel

EMC Computer Systems AG	Switzerland

EMC Computer Systems Argentina S.A.	Argentina

EMC Computer-Systems AS	Norway

EMC Computer Systems Austria GmbH	Austria

EMC Computer Systems (Benelux) B.V.	Netherlands

EMC Computer Systems (Beijing) Co., Ltd.	China

EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.	Turkey

EMC Computer-Systems Brasil Ltda.	Brazil

EMC Computer Systems Danmark A/S	Denmark

EMC Computer Systems (FE) Limited	Hong Kong

EMC Computer Systems France S.A.	France

EMC Computer-Systems Ireland Limited	Ireland

EMC Computer Systems Italia S.p.A.	Italy

EMC Computer Systems (Malaysia) Sdn. Bhd.	Malaysia

EMC Computer Systems Mexico S.A. de CV	Mexico

EMC Computer-Systems OY	Finland

EMC Computer Systems Poland Sp. z.o.o.	Poland

EMC Computer Systems South Africa (Pty.) Ltd.	South Africa

EMC Computer Systems (South Asia) Pte. Ltd.	Singapore

EMC Computer Systems Spain S.A.	Spain

EMC Computer-Systems (Svenska) AB	Sweden

EMC Computer Systems (UK) Limited	United Kingdom

EMC Computer Systems Venezuela, S.A.	Venezuela

EMC Corporation of Canada	Canada

EMC Czech Republic s.r.o.	Czech Republic

EMC Data Storage Systems (India) Private Limited	India

EMC del Peru, S.A.	Peru

EMC Deutschland GmbH	Germany

EMC Europe Limited	United Kingdom

EMC (Gibraltar) Limited	Gibraltar

EMC Global Holdings Company	Massachusetts

EMC Hungary Trading and Servicing Ltd.	Hungary

EMC Information Systems N.V.	Belgium

EMC Information Systems Sweden AB	Sweden

EMC Information Systems (Thailand) Limited	Thailand

EMC Investment Corporation	Delaware

EMC Japan K.K. *	Japan

EMC Puerto Rico, Inc.	Delaware

eRoom Technology Australia Pty, Ltd.	Australia

FilePool S.a.r.l.	France

Flanders Road Holdings LLC	Delaware

General Risk Insurance Company Ltd.	Bermuda

Hankook EMC Computer Systems Chusik Hoesa	South Korea

Information Systems EMC Greece S.A.	Greece

Legato Global, Inc.	Cayman Islands

Legato Software Systems Pte Ltd	Singapore

Legato Systems (Canada) Company	Canada

Legato Systems de Mexico S de RL de CV	Mexico

Legato Systems do Brasil Ltda	Brazil

Legato Systems Europe Holding B.V.	Netherlands

Legato Systems GmbH	Austria

Legato Systems, H.K. Limited	Hong Kong

Legato Systems India Private Limited	India

Legato Systems KK	Japan

Legato Systems Korea Limited	Korea

Legato Systems Nederland B.V.	Netherlands

Legato Systems Norway AS	Norway

Legato Systems Polska sp.Zoo	Poland

Legato Systems Pty. Ltd.	Australia

Legato Systems UK Limited	United Kingdom

LGTO System AB	Sweden

McDATA International, Inc.	U.S. Virgin Islands

Nihon Documentum K.K	Japan

OTG Software KK	Japan

Smart Storage Global Ltd.	British Virgin Islands

Smart Storage Pvt. Ltd.	India

System Management ARTS (Australia) Pty Limited	Australia

System Management ARTS (Cayman Islands) Incorporated	Cayman Islands

System Management ARTS (Germany) GmbH	Germany

System Management ARTS (Singapore) Pte. Ltd.	Singapore

System Management Arts (UK) Limited	United Kingdom

Softworks International Ltd	United Kingdom

Softworks International Pty, Ltd	Australia

Softworks Savan Technology Pte. Ltd.	Singapore

Softworks Savantechnology do Brasil Ltda.	Brazil

Tenth Mounpro Pty Limited	Australia

VMware Global, Inc.	Delaware

VMware, Inc.	Delaware

VMware International	Cayman Islands

VMware K.K.	Japan

VMware Singapore Pte. Ltd.	Singapore

Woodland Street Partners, Inc.	Delaware

* 95% owned by EMC Corporation